Exhibit 1.1

Gastar Exploration USA, Inc.

Series B Cumulative Preferred Securities

UNDERWRITING AGREEMENT

October 29, 2013

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Sterne, Agee & Leach, Inc.

277 Park Avenue, 24th Floor

New York, NY 10172

As Representative of the Several Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Gastar Exploration USA, Inc., a Delaware corporation (the “Company”) and a direct subsidiary of Gastar Exploration Ltd., a Canadian corporation organized under the Business Corporation Act of Alberta, Canada (the “Parent”), proposes, subject to the terms and conditions of this Underwriting Agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 2,000,000 shares (the “Firm Securities”) of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Preferred Stock”), in connection with the public offering (the “Offering”) and sale of such Firm Securities.

Each of Barclays Capital Inc. (“Barclays”), Credit Suisse Securities (USA) LLC (“Credit Suisse”), MLV & Co. LLC (“MLV”) and Sterne, Agee & Leach, Inc. (“Sterne Agee,” together with Barclays, Credit Suisse and MLV, the “Representatives”) shall act as the representatives of the several Underwriters. In addition, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 1 hereof, an aggregate of up to 300,000 additional shares of Preferred Stock (the “Optional Securities”). The Firm Securities and the Optional Securities are, collectively, referred to herein as the “Securities.”

1. Description of Securities.

(a) The Securities will be issued pursuant to a Certificate of Designation (the “Certificate of Designation”), adopted pursuant to a resolution of the board of directors of the Company and to be filed with the Secretary of State of the State of Delaware.

(b) Pursuant to the Guarantee Agreement to be entered into by the Company and the Parent on or prior to the First Closing Date, substantially in the form attached hereto as Exhibit A (the “Guarantee Agreement”), the Parent shall fully and unconditionally guarantee to each holder of the Securities, the payment and performance of the Company’s obligations under the Certificate of Designation to the extent set forth in the Guarantee Agreement.

2. Representations and Warranties of the Company and the Parent. The Company and the Parent, jointly and severally, represent and warrant to, and agree with, each Underwriter that:

(a) Filing of Registration Statement. The Company and the Parent have prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-174552), which became effective on June 8, 2011, relating to the securities of the Company as described therein and the offering thereof from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, at the time of effectiveness of such registration statement or any part thereof for purposes of Section 11 of the Securities Act (the “Effective Time”), including (i) all amendments to the Registration Statement filed with the Commission, (ii) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (iii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act (as defined below) that is deemed to be incorporated therein by reference therein.

(b) Effectiveness of Registration Statement; Certain Defined Terms. The Company, the Parent and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act, including General

Instruction I.B.1. The Registration Statement meets, and the offering and sale of the Securities by the Company as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(4) and (a)(5) of the Rules and Regulations). The Company and the Parent have complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company, the Parent or related to the Offering have been instituted or are pending or, to the Company’s or Parent’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company or the Parent on the part of the Commission for additional information with respect thereto has been complied with. As used in this Agreement:

(1) “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time.

(2) “Disclosure Package” means (i) the Statutory Prospectus and (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Effective Time and listed on Schedule II hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations), all considered together.

(3) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4) “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Securities, together with the Base Prospectus attached to or used with such preliminary prospectus supplement.

(5) “Prospectus” means the final prospectus supplement, relating to the Securities, filed by the Company and the Parent with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Underwriter, for use in connection with the Offering that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus attached to or used with such final prospectus supplement.

(6) “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

(7) “Time of Sale” means 12:00 p.m., New York City time, on the date of this Agreement.

(c) Conformity with the EDGAR filing. The Prospectus delivered by the Company to the Underwriters for use in connection with the sale of the Securities pursuant to this Agreement will be identical to the versions of the Prospectus transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) Contents of Registration Statement. As of each Effective Time, the Registration Statement complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, provided that the Company makes no representation or warranty in this subsection (d) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter or its respective representatives through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 8(b) hereof).

(e) Contents of Prospectus. The Prospectus, as of its date and as of the Closing Date (as defined in Section 4(a) hereof) will comply in all material respects with the Rules and Regulations of the Securities Act and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company and the Parent make no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company or the Parent by or on behalf of any Underwriter or its representatives through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (g) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(h) Distributed Materials; Conflict with Registration Statement. Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to, prior to the later of the Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule II hereto and other written communications approved in advance by the Representatives.

(i) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company and the Parent have complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company and the Parent make no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter or its representatives through the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the Offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters.

(j) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company and the Parent or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) at the date hereof, the Company and the Parent were not and are not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

(k) Due Incorporation.

(1) Each of the Company and the Parent has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and Disclosure Package. Each of the Company and the Parent is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the assets, business, prospects, operations, earnings, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Parent, the Company and their respective subsidiaries taken as a whole, or prevent or materially interfere with consummation of the transactions contemplated by this Agreement or the Guarantee Agreement (a “Material Adverse Effect”).

(2) Each of the subsidiaries of the Company and the Parent has been duly incorporated or formed, as the case may be, and is validly existing and in good standing under the laws of their respective jurisdiction of organization, each with full power and authority (corporate or otherwise) to own its properties and conduct its business as described in the Registration Statement, the Prospectus and the Disclosure Package, and each has been duly qualified as a foreign corporation, limited liability company or limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not result in any Material Adverse Effect.

(l) Subsidiaries. Except for the Company, Gastar Exploration New South Wales, Inc., Gastar Exploration Texas LLC, Gastar Exploration Texas, Inc. and Gastar Exploration Texas LP or as otherwise described in the Registration Statement, the Prospectus and the Disclosure Package, the Parent and the Company have no subsidiaries and do not own any beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

(m) Due Authorization and Enforceability. The Company and the Parent have the full right, power and authority to enter into this Agreement and the Guarantee Agreement and to perform and discharge their respective obligations hereunder and thereunder; and this Agreement and the Guarantee Agreement have been duly authorized, executed and delivered by the Company and the Parent, and constitute a valid, legal and binding obligation of the Company and the Parent, as the case may be, enforceable against the Company and the Parent in accordance with their terms, except as rights to indemnity hereunder and thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The Certificate of Designation has been duly authorized by the Company and will be filed with the Secretary of State of the State of Delaware on or before the First Closing Date (as defined in Section 4(b) hereof).

(n) The Securities. The issuance of the Securities has been duly and validly authorized by the Company, and the Securities, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of capital stock of the Company which have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(o) Capitalization.

(1) The information set forth under the caption “Capitalization” in the Statutory Prospectus (and any similar sections or information, if any, contained in the Disclosure Package) is fairly presented on a basis consistent with the Company’s financial statements. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Preliminary Prospectus and the Prospectus under the captions “Description of Series B Preferred Stock” (and any similar sections or information, if any, contained in the Disclosure Package). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company or any of its subsidiaries. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company or any of its subsidiaries other than as described in the Registration Statement, the Prospectus and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus and the Disclosure Package, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(2) The issued and outstanding shares of capital stock of the Parent have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of capital stock of the Parent was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Parent or any of its subsidiaries. Except as set forth in the Registration Statement, there are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Parent or any of its subsidiaries.

(3) The issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and, except to the extent set forth in the Disclosure Package and the Prospectus, are owned directly or indirectly, by the Parent or the Company, as applicable, free and clear of any lien, encumbrance, security interest, claim or charge, other than those described in, or incorporated by reference into, the Registration Statement, the Disclosure Package and the Prospectus.

(p) No Conflict. Except as described in the Preliminary Prospectus and the Prospectus, the execution, delivery and performance by the Company and the Parent of this Agreement and by the Parent of the Guarantee Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Securities by the Company, will not (i) conflict with or result in a breach or violation of, or constitute a default under (nor constitute any event which with or without notice, lapse of time or both would result in any breach or violation of or constitute a default under), give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Parent or its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent or any of its subsidiaries is a party or by which either the Parent or its subsidiaries or any of their properties may be bound or to which any of their property or assets is subject, (ii) result in any violation of the provisions of the charter or by-laws of the Parent or any of its subsidiaries, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Parent or any of their respective properties or assets, except, with respect to clauses (i), (ii) (only with respect to the Company’s subsidiaries), and (iii), for any such conflict, breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required of the Company or the Parent in connection with the Company’s and the Parent’s execution, delivery and performance of this Agreement and the Guarantee Agreement, the consummation by the Company and the Parent of the transactions contemplated hereby or thereby or the issuance and sale of the Securities other than (i) such as have been obtained, (ii) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (iii) such filings as may be required under the Securities Act, (iv) any necessary qualification of the Securities under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered, (v) such filings as may be required by the NYSE MKT LLC (“NYSE MKT”), or (vi) any required filing on Form 8-K under the Exchange Act.

(r) Preemptive Rights. There are no preemptive rights or other rights (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement and the Guarantee Agreement or otherwise satisfied or as described in the Prospectus) to subscribe for or to purchase any shares of capital stock of the Company or the Parent or other equity interests of the Parent or any of its subsidiaries, or any agreement or arrangement between the Company and any of the Company’s stockholders or the Parent and any of the Parent’s stockholders which grant special rights with respect to any shares of the Company’s or the Parent’s capital stock or which in any way affect any stockholder’s ability or right to alienate freely or vote such shares.

(s) Registration Rights. Except for the Registration Rights Agreement relating to the registration of the Company’s 8.625% Senior Secured Notes due 2018 (the “Senior Secured Notes”), there are no contracts, agreements or understandings between the Parent or any of its subsidiaries and any person granting such person the right (other than rights which have been waived in writing in connection with the transactions contemplated by this Agreement and the Guarantee Agreement or otherwise satisfied) to require the Parent or any of its subsidiaries to register any securities with the Commission.

(t) Independent Accountants. BDO USA, LLP (the “Auditor”), whose report on the consolidated financial statements of the Company and the Parent is incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is, and during the periods covered by its report, were (i) an independent registered public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) to the Company’s or the Parent’s knowledge, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, the Auditor has not been engaged by the Company or the Parent at any time to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(u) Financial Statements.

(1) The audited consolidated financial statements of the Parent and the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (x) the financial condition of each of the Parent and the Company and each of their respective consolidated subsidiaries as of the dates indicated and (y) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Parent and the Company and each of their respective consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements, historical or pro forma, (other than (i) the audited statements of revenue and direct operating expenses of the assets acquired from Chesapeake Exploration, L.L.C. and Larchmont Resources, L.L.C. and the related pro forma financial information and (ii) the audited statements of revenue and direct operating expenses of the assets acquired from Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. (the “Acquisition Entities Statements of Revenue and Direct Operating Expenses”) and the related pro forma financial information) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company and the Parent do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the

Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly in all material respects the information shown therein and the Company and the Parent’s basis for using such measures.

(2) The Acquisition Entities Statements of Revenue and Direct Operating Expenses, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, as the case may be, the revenue and direct operating expenses of the assets acquired from Chesapeake Exploration, L.L.C. and Larchmont Resources, L.L.C. and the revenue and direct operating expenses of the assets acquired from Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P. for the periods therein specified; and such financial statements and related notes thereto have been prepared in conformity with GAAP. The pro forma financial information related to the Acquisition Entities Statements of Revenue and Direct Operating Expenses set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package reflect, subject to the limitations set forth therein as to such pro forma financial information, the results of operations of the respective entities purported to be shown thereby for the periods indicated and conform to the requirements of Regulation S-X of the Rules and Regulations under the Securities Act, and management of the Company and the Parent believe (x) the assumptions underlying the pro forma adjustments are reasonable, (y) that such adjustments have been properly applied to the historical amounts in the compilation of such pro forma statements and notes thereto, and (z) that such statements and notes thereto present fairly with respect to such entities, the pro forma financial position and results of operations and the other information purported to be shown therein at the respective dates or for the respective periods therein specified.

(v) [Intentionally left blank]

(w) Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Parent or any of its subsidiaries, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Parent or any of its subsidiaries, which is material to the Parent or any of its subsidiaries, or (iv) any change in the capital stock (other than a change in the number of outstanding shares of common stock of the Parent due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Parent or any of its subsidiaries (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Parent’s stock option plans existing on the date hereof) of the Parent or any of its subsidiaries.

(x) Legal Proceedings. Except as disclosed in the Registration Statement, Prospectus and Disclosure Package, there are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s or the Parent’s knowledge, threatened or contemplated to which the Parent or any of its subsidiaries is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, individually or in the aggregate, if resolved adversely to the Company or such subsidiary, would reasonably be likely to result in a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company or the Parent to consummate the transactions contemplated hereby.

(y) No Violation. Neither the Parent nor any of its subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default) (i) under the provisions of its charter or bylaws (or analogous governing instrument, as applicable) or (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Parent or such subsidiary is a party or by which any of its properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Parent or such subsidiary or any of its properties, as applicable, except, with respect to clauses (i) (only with respect to the Company’s subsidiaries), (ii) and (iii) above, to the extent any such contravention has been waived or would not result in a Material Adverse Effect.

(z) Permits. The Parent and each of its subsidiaries have made all filings, applications and submissions required by, and own or possess all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as described in the Disclosure Package (collectively, “Permits”) except where failure to have obtained the same would not result in a Material Adverse Effect, and is in compliance with the terms and conditions of all such Permits except where failure to comply would not, individually or in the aggregate, result in a Material Adverse Effect. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, all such Permits are valid and in full force and effect. Neither the Parent nor any of its subsidiaries has received any written notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as may be required under the Securities Act and state and foreign Blue Sky laws, the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and NYSE MKT, no other Permits are required of the Parent for the Parent or any of its subsidiaries to enter into, deliver and perform this Agreement and the Guarantee Agreement and to issue and sell the Securities to be issued and sold by the Company hereunder.

(aa) Not an Investment Company. Neither the Parent nor the Company is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be (i) required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(bb) No Price Stabilization. Neither the Parent nor any of its subsidiaries, nor any of their respective officers, directors, affiliates or controlling persons, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in, or which has constituted or which would reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(cc) Good Title to Property. Except as otherwise set forth in the Time of Sale Prospectus or such as in the aggregate does not now result in or will not in the future result in a Material Adverse Effect, the Company and each subsidiary of the Parent has title to their respective properties as follows: (a) with respect to wells (including leasehold interests and appurtenant personal property) and non-producing oil and gas properties (including undeveloped locations on leases held by production and those leases not held by production), such title is good and free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (except those arising under or in connection with the Company’s Second Amended and Restated Credit Agreement, as amended (the “Revolving Credit Facility”), or the Senior Secured Notes), (b) with respect to non-producing properties in exploration prospects, such title was investigated in accordance with customary industry procedures prior to the acquisition thereof by the Company or any such subsidiary; (c) with respect to real property other than oil and gas interests, such title is good and marketable free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (except those arising under or in connection with the Revolving Credit Facility or the Senior Secured Notes); and (d) with respect to personal property other than that appurtenant to oil and gas interests, such title is free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and restrictions (except those arising under or in connection with the Revolving Credit Facility or the Senior Secured Notes). No real property owned, leased, licensed, or used by the Company or any subsidiary of the Parent lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no statements of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company or any such subsidiary as presently conducted or as the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus indicates they contemplate conducting, except as may be properly described in the Registration Statement, the Preliminary Prospectus, the Prospectus or the Time of Sale Prospectus or such as in the aggregate do not now have and will not in the future result in a Material Adverse Effect. The working interests in oil, gas and mineral leases or mineral interests which constitute a portion of the real property held by the Company and the Parent reflect in all material respects the right of the Parent and each of its subsidiaries to explore, develop or receive production from such real property. The Parent and each of its subsidiaries have such consents, easements, rights of way or licenses from any person (“rights-of-way”) as are necessary to enable the Parent and each of its subsidiaries to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus, and except for such rights of way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect.

(dd) Intellectual Property Rights. The Parent and each of its subsidiaries owns or possesses the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on its businesses as currently conducted, and as proposed to be conducted as described in the Disclosure Package and the Prospectus, and the Company and the Parent are not aware of any claim to the contrary or any challenge by any other person to the rights of the Parent or any of its subsidiaries with respect to the foregoing except for those that could not have a Material Adverse Effect. The Intellectual Property licenses described in the Disclosure Package and the Prospectus are, to the knowledge of the Company and the Parent, valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Parent and each of its subsidiaries has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company and the Parent have no knowledge of any breach or anticipated breach by any other person of any Intellectual Property license. The Parent’s and each of its subsidiaries’ business as now conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person. Neither the Parent nor any of its subsidiaries has received written notice of any claim against the Parent or any of its subsidiaries alleging the infringement by the Parent or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Parent and each of its subsidiaries has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement and the Guarantee Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Parent’s or any of its subsidiaries’ right to own, use or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the businesses as currently conducted. Neither the Parent nor any of its subsidiaries owns any patents or has made application for the issuance of a patent.

(ee) No Labor Disputes. No labor problem or dispute with the employees of the Parent or any of its subsidiaries exists, or, to the Company’s or the Parent’s knowledge, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company and the Parent are not aware that any key employee or significant group of employees of the Parent or any of its subsidiaries plans to terminate employment with the Parent or any of its subsidiaries. Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s or the Parent’s knowledge, threatened against the Parent or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s or the Parent’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s or the Parent’s knowledge, threatened against the Parent or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Parent or any of its subsidiaries and (ii) to the Company’s or the Parent’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Parent or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Parent or any of its subsidiaries.

(ff) Taxes. The Parent and each of its subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Parent or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s and the Parent’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Parent nor any of its subsidiaries has any tax deficiency that has been or, to the knowledge of the Company or the Parent, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect. Neither the Parent nor any of its subsidiaries has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(gg) ERISA. Except as would not result in a Material Adverse Effect, (i) the Parent and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of ERISA; (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Parent or any of its subsidiaries would have any liability; (iii) neither the Parent nor any of its subsidiaries has incurred and does not expect to incur liability under (ix) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (iiy) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and (iv) each “pension plan” for which the Parent or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(hh) Compliance with Environmental Laws. The Parent and each of its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, legally enforceable directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes) or the environment that are applicable to their businesses (“Environmental Laws”); (ii) has timely applied for or received and is in compliance with all such received permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business as it is currently being conducted; and (iii) is in compliance with all terms and conditions of any such received permit, license or approval, except, with respect to clauses (i), (ii), and (iii) where such noncompliance with applicable Environmental Laws, such failure to apply for or receive required permits, licenses or other approvals or such failure to comply with the terms and conditions of such received permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. To the knowledge of the Parent, there are no costs or liabilities under applicable Environmental Laws arising with respect to the conduct of the business by each of the Parent and its subsidiaries (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, individually or in the aggregate, result in a Material Adverse Effect.

(ii) Insurance. The Parent and each of its subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing. The Parent has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Parent nor any of its subsidiaries has been denied any material insurance policy or coverage for which it has applied. Neither the Parent nor any of its subsidiaries insures risk of loss through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

(jj) Accounting Controls. The Company and the Parent maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk) Disclosure Controls. The Parent has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Parent and its subsidiaries is made known to the Parent’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration

Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established. There are no significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Parent’s ability to record, process, summarize, or report financial data to management and the board of directors of the Parent. The Parent is not aware of any fraud, whether or not material, that involves management or other employees who have a role in the Parent’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ll) Minute Books. The minute books of the Parent and each of its subsidiaries have been made available (other than certain personnel and other information) upon request to the Representatives and counsel for the Underwriters, and such books (i) contain a materially complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of the Parent (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its incorporation or organization through the date of the latest meeting and action, to the extent the minutes of such meetings have been reduced to writing as of the date of this Agreement, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(mm) Contracts; Off-Balance Sheet Interests. There is no document, contract, permit or instrument, or off-balance sheet transaction (including without limitation, any “variable interests” in “variable interest entities,” as such terms are defined in Financial Accounting Standards Board Interpretation No. 46) of a character required by the Securities Act or the Rules and Regulations to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the Registration Statement or document incorporated by reference therein, which is not described or filed as required. Each description of a document, contract, permit or instrument in the Registration Statement or the Disclosure Package accurately reflects in all material respects the terms of the underlying document, contract, permit or instrument. The documents, contracts, permits and instruments described in the immediately preceding sentence to which the Company or if the Parent is a party, have been duly authorized, executed and delivered by the Company and the Parent, constitute valid and binding agreements of the Company and the Parent, are enforceable against and by the Company and the Parent, in accordance with the terms thereof and are in full force and effect on the date hereof. Neither the Parent nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s or the Parent’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Parent or a subsidiary, if a subsidiary is a party thereto, of any agreement or instrument to which the Parent or any of its subsidiaries is a party or by which the Parent or its properties or business or a subsidiary or the subsidiary’s properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

(nn) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company and the Parent, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company and the Parent or any of their affiliates, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and which has not been so described.

(oo) Brokers Fees. Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company, the Parent and any person (other than this Agreement and the Guarantee Agreement) that would give rise to a claim against the Company, the Parent or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Securities.

(pp) Forward-Looking Statements. The Company and the Parent have no actual knowledge that any forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus at the time it was made or upon any reaffirmation thereof by the Company or the Parent, was false or misleading in any respect.

(qq) Sarbanes-Oxley Act. The Parent, and to its knowledge, each of its directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Parent (and each former principal executive officer of the Parent and each former principal financial officer of the Parent as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(rr) Foreign Corrupt Practices. Neither the Company, the Parent nor, to the Company’s or the Parent’s knowledge, any other person associated with or acting on behalf of the Company or the Parent, including without limitation any director, officer, agent or employee of the Parent or any of its subsidiaries has, directly or indirectly, while acting on behalf of the Parent or any of its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties in violation of the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ss) Affiliate Transactions. There are no transactions, arrangements or other relationships between and/or among the Company and/or the Parent, any of their affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company or the Parent’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required. Neither the Company nor the Parent, directly or indirectly, including through any subsidiary, has any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

(tt) Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company and the Parent reasonably and in good faith believe to be reliable and accurate, and such data agree with the sources from which they are derived.

(uu) Money Laundering Laws. The operations of the Parent and its subsidiaries are and have been conducted at all times in compliance in all material respects with laws, rules or regulations applicable to the Parent and its subsidiaries, including applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, money laundering statutes, rules and regulations thereunder, and related or similar rules, regulations or guidelines, issued, administered or enforced by a governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Parent with respect to the Money Laundering Laws is pending, or to the knowledge of the Company or the Parent, threatened against the Parent or any of its subsidiaries.

(vv) OFAC. Neither the Company, the Parent nor, to the knowledge of the Company or the Parent, any director, officer, agent, employee or affiliate of the Parent or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Parent will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s and the Parent’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ww) Margin Securities. The Company and the Parent do not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xx) Rated Securities. Except for the Senior Secured Notes and the Company’s Series A preferred stock, at the Time of Sale, there were, and as of the Closing Date there will be, no securities of or guaranteed by the Company or the Parent that are rated by a “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) promulgated under the Securities Act.

(yy) FINRA Affiliations. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company, the Parent or any of the Company or Parent’s officers, directors or, to the Company’s or the Parent’s knowledge, 5% or greater security holders or any beneficial owner of the Company or the Parent’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(zz) Exchange Act Requirements. The Company and the Parent have filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months (except to the extent that Section 15(d) requires reports to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, which shall be governed by the next clause of this sentence); and the Company and the Parent have filed in a timely manner all reports required to be filed pursuant to Sections 13(d) and 13(g) of the Exchange Act, except where the failure to timely file could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(aaa) Trading Market. No approval of the stockholders of the Company under the rules and regulations of any trading market is required for the Company to issue and deliver the Securities.

(bbb) Reserve Reports. The information underlying the estimates of the reserves of the Parent and its subsidiaries, which was supplied by the Parent to Netherland, Sewell & Associates, Inc. and Wright & Company, Inc. (together, the “Reserve Engineers”), independent petroleum engineers, for purposes of preparing the reserve reports incorporated by reference into the Registration Statement (the “Reserve Report”), including, without limitation, production, volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts under hedging arrangements, costs of operations and development, and working interest and net revenue interest information relating to the Company’s and the Parent’s ownership interests in properties, was true and correct in all material respects on the dates of the Reserve Report; the estimates of future capital expenditures and other future exploration and development costs supplied to the Reserve Engineers was prepared in good faith and with a reasonable basis; the information provided to the Reserve Engineers by the Company or the Parent for purposes of preparing the Reserve Report was prepared in accordance with customary industry practices; the Reserve Engineers were, as of the date of the Reserve Report, and are, as of the date hereof, independent petroleum engineers with respect to the Company and the Parent; other than any decrease in reserves resulting from normal production of the reserves and intervening spot market product price fluctuations or as disclosed in the Preliminary Prospectus Supplement and incorporated by reference into the Registration Statement, to the knowledge of the Company or the Parent, there are not any facts or circumstances that would adversely affect the reserves in the aggregate, or the aggregate present value of future net cash flows therefrom, as disclosed in the Statutory Prospectus and incorporated by reference into the Registration Statement and reflected in the Reserve Report such as to cause a material adverse change; estimates of such reserves and the present value of the future net cash flows therefrom as disclosed in the Statutory Prospectus and incorporated by reference into the Registration Statement and reflected in the Reserve Reports comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act. The estimates of such proved reserves and standardized measure as described in the Registration Statement and Prospectus and reflected in the reports referenced therein have been prepared in a manner that complies with the applicable requirements of the rules under the Securities Act with respect to such estimates.

(ccc) To the best of the Company’s or the Parent’s knowledge, none of the current directors or officers of the Parent or any of its subsidiaries (or such stockholders’ respective principals) is or has ever been subject to prior regulatory, criminal or bankruptcy proceedings in the U.S. or elsewhere.

(ddd) The Company and the Parent have not provided and have not authorized any other person to act on its behalf to provide any investor or its respective agents or counsel with any information about the Company and the Parent that constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus.

Any certificate signed by any officer of the Company or the Parent, as applicable, and delivered to the Representatives or to counsel for the Underwriters in connection with the Offering of the Securities shall be deemed a representation and warranty by the Company or the Parent, as applicable, to the Underwriters as to the matters covered thereby.

3. Purchase and Sale of Securities.

(a) Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of $23.75 per share the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I attached hereto, subject to adjustment in accordance with Section 9 hereof. Each Underwriter agrees, severally and not jointly, to offer the Firm Securities to the public as set forth in the Prospectus.

(b) The Company hereby grants to the Representatives and their respective designees an option to purchase from the Company all or any portion of the Optional Securities for a period of thirty (30) days from the date hereof at the purchase price set forth in Section 3(a) hereof less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Firm Securities but not payable on any of the Optional Securities. Optional Securities shall be purchased from the Company for the account of the several Underwriters in proportion to the number of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase fractional Optional Securities. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

4. Delivery of the Securities.

(a) Delivery of certificates for the Firm Securities (or evidence of Securities in book entry form) to be purchased by the Underwriters from the Company against payments for such securities shall be made through the facilities of The Depository Trust Company (“DTC”) or at the offices of at the offices of Reed Smith LLP, counsel to the Underwriters, at 599 Lexington Avenue, New York, New York 10022 (or at such other place as mutually may be agreed upon) no earlier than 11:00 a.m., New York City time, on November 5, 2013, or at such other date and time as the Representatives and the Company may agree upon in writing (the “First Closing Date”).

(b) The option to purchase Optional Securities granted in Section 3(b) hereof may be exercised during the term hereof by written notice by the Company from the Representatives. The option may be exercised in whole or in part, and if in part, the option may be exercised on multiple occasions. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the time and date, not earlier than either the First Closing Date or the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date of such exercise, as determined by the Representatives, when the Optional Securities are to be delivered (the “Option Closing Date”). The First Closing Date and the Option Closing Date are herein individually referred to as the “Closing Date” and collectively referred to as the “Closing Dates.”

(c) Delivery of certificates for the Firm Securities (or evidence of Securities in book entry form) and the Optional Securities (or evidence of Securities in book entry form) shall be made through the facilities of DTC by or on behalf of the Company to the Representatives, for the respective accounts of the Underwriters, against payment by the Representatives, for the several accounts of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to a bank account designated by the Company. The certificates for the Firm Securities and the Optional Securities shall be registered in such names and denominations as the Representatives shall have requested at least two full Business Days prior to the applicable Closing Date and shall be made available for checking and packaging at a location in New York, New York, as may be designed by the Representatives at least one full Business Day prior to such Closing Date. Time shall be of the essence and delivery at the time specified in this Agreement is a further condition to the obligations of each Underwriter.

5. Certain Agreements of the Company and the Parent. The Company and the Parent jointly and severally agree with each Underwriter that:

(a) Filing of Prospectuses. The Company and the Parent have filed or will file each Statutory Prospectus and the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company and the Parent have complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company or the Parent will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Company or the Parent will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company or the Parent of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company and the Parent will use their commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company or the Parent will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to each Underwriter and the dealers and any other dealers upon request of any Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor any Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company and the Parent will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.

(e) Furnishing of Prospectuses. The Company will furnish to the Representatives and, upon request, to each of the other Underwriters, copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Company will pay the expenses of printing and distributing to the Representatives and/or the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that such obligation to qualify the Securities for sale shall not include the obligation to register the Securities in any such jurisdiction in the event that counsel for the Company reasonably determines that such registration is not required pursuant to Section 18 of the Securities Act; and provided further that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Reporting Requirements. For so long as the Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company and the Parent as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company and the Parent will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and the Guarantee Agreement, including, but not limited to, (i) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Securities, (ii) any applicable listing fees, (iii) to the extent necessary, the cost of printing certificates representing the Securities, (iv) the cost and charges of any transfer agent or registrar, (v) all fees and expenses incurred in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each preliminary prospectus, the Disclosure Package and the Prospectus (including any amendments and supplements thereto), (vi) if applicable, the filing fee of FINRA and the applicable fees and expenses of counsel for the Underwriters in connection with such submissions and the review of the Offering by FINRA, (vii) and all fees and disbursements of counsel for the Underwriters in connection with the Offering up to $125,000 in the aggregate. The Company, on the one hand, and the Underwriters, on the other hand, shall be responsible for their own expenses in connection with any road shows and other presentations undertaken in connection with the Offering (including all travel, hotel and food expenses for its respective personnel). The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement. The Representatives may deduct, after providing the Company with an itemized list and supporting documentation of expenses actually incurred, from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth above (which shall be mutually agreed upon between the Company and the Representatives prior to Closing) to be paid by the Company to the Underwriters and others. If the Offering is not consummated for any reason whatsoever, other than a breach of this Agreement by the Underwriters, a default pursuant to Section 9 hereof or a termination of this Agreement pursuant to Section 10(a)(i)(B), (D), (E) or (F), then the Company shall reimburse the Underwriters in full for their respective out-of-pocket accountable expenses actually incurred through such date, including, without limitation, fees of counsel to the Underwriters, less any amounts previously paid.

(i) Use of Proceeds. The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and the Prospectus and, except as disclosed in the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(j) Absence of Manipulation. Except for activity permitted under Regulation M, the Company and the Parent will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Firm Securities.

(k) Restriction on Sale of Securities. The Company and the Parent will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to Series B Preferred Stock or any other substantially similar series of preferred stock of the Company, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending on the Option Closing Date.

(l) NYSE MKT Listing. The Company will list, subject to notice of issuance, the Securities on NYSE MKT.

(m) Lock-Up. Except for the Securities to be issued hereunder, neither the Parent nor the Company will, without the prior written consent of the Representatives (which consent may be withheld in the Representatives’ sole discretion), directly or indirectly, issue, sell, offer, agree to sell, contract or grant any option to sell (including, without limitation, pursuant to any short sale), pledge, make any short sale of, maintain any short position with respect to, transfer, establish or maintain an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, enter into any swap, derivative transaction or other arrangement (whether such transaction is to be settled by delivery of common stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any of the economic consequences of ownership, or otherwise dispose of any shares of Preferred Stock or similar equity securities (for the avoidance of doubt, excluding common stock of the Company), options or warrants to acquire shares thereof, or securities exchangeable or exercisable for or convertible into shares thereof, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 30 days after the date of the Prospectus (the “Lock-Up Period”).

Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with FINRA’s NASD Rule 2711(f)(4), if (i) during the last 17 days of the initial Lock-Up Period, the Parent or the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Parent or the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or material news, as applicable, unless the Representatives waive, in writing, such extension.

6. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. Each of the Company and the Parent represents and agrees that, until the Option Closing Date, unless it obtains the prior consent of the Representatives, and each of the Representatives represents and agrees that, unless it obtains the prior consent of the Company and the Parent, it has not made and, until the Option Closing Date, will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company, the Parent and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Parent represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and have complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(b) Term Sheets. The Company and the Parent will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and the guarantee by the Parent and otherwise in a form consented to by the Representatives and counsel for the Underwriters, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Company and the Parent also consent to the use by the Underwriters of a free writing prospectus that contains only (i) (x) information describing the preliminary terms of the Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.

7. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder will be subject to the accuracy, at and as of the date hereof and the First Closing Date (as if made at the First Closing Date) and, with respect to the Optional Securities, the Option Closing Date (as if made at the Option Closing Date), of the representations and warranties of the Company and the Parent herein, to the accuracy of the statements of Company and Parent officers made pursuant to the provisions hereof, to the performance by the Company and the Parent of their respective obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letters.

(i) On the date hereof, the Representatives shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Representatives, on behalf of the several Underwriters, and in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters, from BDO USA, LLP (“BDO”) (A) confirming that it is an independent registered public accounting firm with respect to the

Company and the Parent within the meaning of the Securities Act and the Rules and Regulations, and (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of BDO with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), in connection with registered public offerings.

(ii) On each Closing Date, the Representatives shall have received from BDO a letter (the “Bring-Down Letter”), dated as of such Closing Date, addressed to the Representatives, on behalf of the several Underwriters, and in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters, (A) confirming that it is an independent registered public accounting firm with respect to the Company and the Parent within the meaning of the Securities Act and the Rules and Regulations, (B) with respect to the First Closing Date only, updating the Comfort Letter to reflect, as appropriate, the unaudited condensed consolidated financial statements for the nine-month period ended September 30, 2013 included in the quarterly report on Form 10-Q to be filed prior to the First Closing Date by the Parent and the Company for the quarter ended September 30, 2013 (such update, the “Comfort Letter Update”), (C) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than three days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the Comfort Letter and, for any Bring-Down Letter delivered after the First Closing Date, the Comfort Letter Update, and (D) confirming in all material respects the conclusions and findings set forth in the Comfort Letter and, for any Bring-Down Letter delivered after the First Closing Date, the Comfort Letter Update,.

(b) Filing of Prospectus. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.

(c) No Stop Orders. Prior to each Closing Date: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. On or prior to the applicable Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(d) Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or the Parent; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or the Parent.

(e) No Material Adverse Change. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, (i) neither the Parent nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, and (ii) there has not been, and no action or event has occurred which would result in, (x) any change in the capital stock (other than a change in the number of outstanding shares of common stock of the Parent due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), (y) a material change in the short-term debt or long-term debt of the Company or the Parent (other than upon conversion of convertible indebtedness) or (z) any material adverse change in or affecting the business, assets, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Company or the Parent, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (e), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package.

(f) Representations and Warranties. Each of the representations and warranties of the Company and the Parent contained herein shall be true and correct when made and on and as of each Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and the Parent and all conditions herein contained to be fulfilled or complied with by the Company and the Parent at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(g) Guarantee Agreement. Prior to the First Closing Date, the Company and the Parent shall have executed the Guarantee Agreement.

(h) Engineer Comfort Letter. Wright & Company, Inc. shall have furnished to the Representatives, on behalf of the several Underwriters, a letter or letters, dated as of each Closing Date, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion of Counsel for the Company and the Parent. The Representatives shall have received from Vinson & Elkins LLP, counsel to the Company and the Parent, such counsel’s written opinion, addressed to the Representatives, on behalf of the several Underwriters, and dated as of each Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters. Such counsel to the Company and the Parent shall also have furnished to the Representatives a written statement (“Negative Assurances”), addressed to the Representatives, on behalf of the several Underwriters, and dated such Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters. The Representatives shall also have received from Burnet, Duckworth & Palmer LLP, Canadian counsel to the Parent, such counsel’s written opinion, addressed to the Representatives, on behalf of the several Underwriters, and dated as of each Closing Date, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

(j) Opinion of Counsel for Underwriter. The Representatives shall have received from Reed Smith LLP, counsel for the Underwriters, such opinion or opinions, dated as of each Closing Date, with respect to such matters as the Representatives may reasonably require, and the Company and the Parent shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(k) Officer’s Certificate. The Representatives shall have received on each Closing Date a certificate for each of the Company and the Parent, addressed to the Representatives, on behalf of the several Underwriters, and dated as of the Closing, of the president, chief executive officer or chief operating officer and the chief financial officer of such entity to the effect that:

(i) each of the representations, warranties and agreements of the Company or the Parent, as applicable, contained in this Agreement were true and correct when originally made and are true and correct as of the Time of Sale and such Closing Date as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company or the Parent, as applicable, has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to such Closing Date;

(ii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, any Material Adverse Effect except as set forth in the Prospectus;

(iii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body;

(iv) the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of such Closing Date, any Issuer Free Writing Prospectus as of its date and as of such Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect, and in the case of the Prospectus and Disclosure Package, in the light of the circumstances in which they were made.

(l) Secretary Certificate. The Representatives shall have received on each Closing Date, a certificate for each of the Company and the Parent, addressed to the Representatives, on behalf of the several Underwriters, and dated as of the Closing Date, of the secretary of such entity, certifying to such matters as the Representatives may reasonably request.

(m) Principal Financial Officer’s Certificate. The Representatives shall have received on the date hereof, a certificate for the Company, addressed to the Representatives, on behalf of the several Underwriters, and dated as of the date hereof, of the principal financial officer of the Company, in the form attached as Exhibit A hereto.

(n) Certificate of Designation. Prior to the First Closing Date, the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware.

(o) NYSE MKT Listing. On the First Closing Date, the Securities shall have been approved for listing on the NYSE MKT, subject only to official notice of issuance.

(p) Additional Documents. The Company and the Parent shall have furnished to the Representatives such further information, certificates or documents as the Representatives shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters. The Company and the Parent will jointly and severally indemnify and hold harmless each Underwriter and their respective partners, members, directors, officers, employees, agents, and any “affiliate” (within the meaning of Rule 405 of the Securities Act) of such Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company and the Parent will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company and the Parent by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by an Underwriter through the Representatives consists of the information described as such in subsection (b) below.

(b) Indemnification of Company and the Parent. Each Underwriter will indemnify and hold harmless the Company and the Parent and their respective directors and officers who sign a Registration Statement and each person, if any, who controls the Company and the Parent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Statutory Prospectus, the Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances in which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company and the Parent by or on behalf of any Underwriter or its representatives through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not the Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter or its representatives through the Representatives consists of the following information (the “Underwriters’ Information”) in the Prospectus furnished by or on behalf of any Underwriter or its representatives through the Representatives: in the table concerning the names of each Underwriter and the number of shares each Underwriter has agreed to purchase and Paragraphs 8 and 9 under the caption “Underwriting.”

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8(c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, the indemnifying party shall not be responsible for paying the fees, costs and expenses for more than one separate counsel for all indemnified parties in any one jurisdiction. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (A) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Parent, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Parent, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company or the Parent, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underlying discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company, the Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) was determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. Substitution of Underwriters.

(a) If any Underwriter defaults in its obligation to purchase the number of Securities which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the number of Securities set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Securities set forth opposite the names of all the non-defaulting Underwriters in Schedule I hereto) the Securities which the defaulting Underwriter agreed but failed to purchase (the “Default Securities”); except that the non-defaulting Underwriters shall not be obligated to purchase any of the Securities if the total number of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds one-eleventh of the total number of Firm Securities, and any non-defaulting Underwriter shall not be obligated to purchase more than

110% of the number of Securities set forth opposite its name in Schedule I attached hereto purchasable by it pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, (i) the non-defaulting Underwriters, and any other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Default Securities on the terms contained herein. If the non-defaulting Underwriters or the other underwriters satisfactory to the Representatives do not elect to purchase the Default Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5 hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 8 hereof.

(b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to the Representatives are obligated or agree to purchase the Securities of a defaulting Underwriter, either the Representatives or the Company may postpone the First Closing Date for up to five (5) full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Disclosure Package or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Disclosure Package or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

10. Termination.

(a) The Representatives shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time in writing at or prior to the First Closing Date, without liability on the part of any Underwriter to the Company, if (i) since the time of execution of this Agreement or since the date as of which information is given in the Prospectus (A) there has been any Material Adverse Effect, (B) trading in securities generally shall have been suspended on or by the New York Stock Exchange, NYSE MKT, the NASDAQ Global Market or in the over the counter market (each, a “Trading Market”), (C) trading in any of the securities of the Company or the Parent shall have been suspended on any Trading Market or by the Commission, (D) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (E) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, or (F) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States, if the effect of any such event specified in clause (E) or (F), in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for such Firm Securities at the First Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, (ii) the Company or the Parent shall have failed, refused or been unable to comply with the terms of or perform any agreement or obligation under this Agreement in any material respect, other than by reason of a default by any Underwriter, or (iii) any condition to the Underwriters’ obligations hereunder is not fulfilled in any material respect. If the Representatives elect to terminate this Agreement as provided in this Section 10(a), the Representatives shall provide the required notice as specified in Section 12 (Notices).

(b) If this Agreement is terminated in accordance with Section 10(a) or the purchase of the Firm Securities pursuant to the terms of this Agreement is not consummated for any reason, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the offering of the Firm Securities, up to a maximum of $125,000, and the Company will have no further obligation or liability hereunder except as set forth in Sections 5(h), 8, and 10 hereof and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 8 hereof.

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Parent or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company, the Parent or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Representatives, shall be mailed, delivered or telegraphed and confirmed to:

If to the Representatives:

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Attention: Investment Grade Debt Capital Markets Desk – 5th Floor

Facsimile No.: (212) 743-5765

with a copy to:

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Attention: LCD-IBD

MLV & Co. LLC

1251 Avenue of the Americas, 41st Floor

New York, NY 10020

Attention: Dean Colucci, General Counsel

Facsimile No.: (212) 317-1515

Sterne, Agee & Leach, Inc.

277 Park Avenue, 24th Floor

New York, NY 10172

Attention: General Counsel

Facsimile No.: (205) 874-3719

with a copy to (which shall not constitute notice):

Reed Smith LLP

599 Lexington Avenue

New York, NY 10022

Attention: Daniel I. Goldberg

Facsimile No.: (212) 521-5450

and if to the Company or the Parent, shall be mailed, delivered or telegraphed and confirmed to:

Gastar Exploration USA, Inc.

c/o Gastar Exploration Ltd.

1331 Lamar, Suite 650

Houston, TX 77010

Attention: Russell J. Porter, President and Chief Executive Officer

Facsimile No.: (713) 739-0458

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

First City Tower

1001 Fannin Street, Suite 2500

Houston, TX 77002-6760

Attention: Jim Prince

Facsimile No.: (713) 615-5234

Any such statements, requests, notices or agreements shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Parent acknowledge and agree that:

(a) No Other Relationship. Each Underwriter has been retained solely to act as an underwriter in connection with the sale of Securities and that no fiduciary, advisory or agency relationship among the Company, the Parent and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether such Underwriter has advised or are advising the Company or the Parent on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Parent have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Parent and that the Underwriters have no obligation to disclose such interests and transactions to the Company and the Parent by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Parent waive, to the fullest extent permitted by law, any claims they may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that such Underwriter shall have no liability (whether direct or indirect) to the Company or the Parent in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Parent, including stockholders, employees or creditors of the Company and the Parent.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17. Jurisdiction and Venue. The Company, the Parent and the Representatives hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Parent and the Representatives irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Parent and the Underwriters in accordance with its terms.

Very truly yours,

GASTAR EXPLORATION USA, INC.

By:	/s/ J. Russell Porter
Name: J. Russell Porter
Title: President

GASTAR EXPLORATION LTD.

By:	/s/ J. Russell Porter
Name: J. Russell Porter
Title: President and Chief Executive Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

For themselves and as Representatives

of the several Underwriters named

in Schedule I hereto

By: BARCLAYS CAPITAL INC.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Managing Director

By: CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Randy Bayless
Name: Randy Bayless
Title: Managing Director

By: MLV & CO. LLC

By:	/s/ Dean Colucci
Name: Dean Colucci
Title: President

By: STERNE, AGEE & LEACH, INC.

By:	/s/ Joseph J. Zabik
Name: Joseph J. Zabik
Title: Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased
Barclays Capital Inc.	600,000
Credit Suisse Securities (USA) LLC	357,000
MLV & Co. LLC	432,200
Sterne, Agee & Leach, Inc.	403,600
Janney Montgomery Scott LLC	95,200
Euro Pacific Capital, Inc.	37,800
Imperial Capital LLC	11,000
Ladenburg Thalmann & Company	27,400
Maxim Group LLC	8,400
National Securities Corporation	25,200
Northland Capital Markets	2,200

Total	2,000,000

[Schedule I to Underwriting Agreement]

SCHEDULE II

1. General Use Free Writing Prospectuses (included in the Disclosure Package):

Free Writing Prospectus filed by the Company and the Parent on October 29, 2013.

2. Other Information Included in the Disclosure Package:

None.

[Schedule II to Underwriting Agreement]

Exhibit A

Form of

Gastar Exploration USA, Inc.

Principal Financial Officer’s Certificate

Capitalized terms not defined in this certificate have the meaning ascribed to them in the Underwriting Agreement dated October , 2013 (the “Underwriting Agreement”).

In connection with the offering by Gastar Exploration USA, Inc. (the “Company”) of its Series B Preferred Stock (the “Securities”) pursuant to a preliminary Prospectus Supplement dated October 28, 2013 together with the base Prospectus dated June 8, 2011, each as amended and supplemented immediately prior to the Time of Sale and including any document incorporated by reference therein (the “Preliminary Prospectus”) and each Issuer Free Writing Prospectus listed on Schedule II to the Underwriting Agreement, if any, related to the Securities as of the Time of Sale (together with the Preliminary Prospectus, the “Disclosure Package”), I, Michael A. Gerlich, the Secretary and Treasurer of the Company and Senior Vice President and Chief Financial Officer of the parent company of the Company, Gastar Exploration Ltd., have been asked to deliver this certificate to the underwriters named in the Underwriting Agreement, and, based on my examination of the Company’s financial records and schedules undertaken by myself or members of my staff who are responsible for the Company’s financial accounting matters, I hereby certify that:

1.	I am the principal accounting and financial officer of the Company.

2.	I am responsible for the preparation of the interim consolidated financial statements of the Company as of September 30, 2013 and for the three and nine month periods ended September 30, 2013, which are currently in preliminary form, remain subject to completion of notes thereto, and are subject to review by the Company’s Audit Committee and completion by the Company’s independent registered public accounting firm of the review procedures specified by the Public Company Accounting Oversight Board (United States) (“PCAOB”) for a review of interim financial information as described in AU 722, Interim Financial Information. (the “Preliminary Financial Statements”).

3.	The Preliminary Financial Statements (a) are derived from the internal accounting records of the Company, (b) are prepared on a basis substantially consistent with the audited financial statements of the Company included in the Disclosure Package and the Preliminary Prospectus, and (c) to my best knowledge and belief, the consolidated statement of operations of the Company included in the Preliminary Financial Statements requires no further adjustments necessary to be included in the final unaudited interim consolidated financial statements of the Company for such date and period which will present fairly, in all material respects, the financial position of the Company at September 30, 2013 and the results of its operations and its cash flows for the three month period ended September 30, 2013 in conformity with generally accepted accounting principles.

4.	I, or members of my staff, have read the ranges of amounts for total revenues, unrealized hedge loss, net income from operations and capital expenditures,

[Schedule II to Underwriting Agreement]

exclusive of acquisitions, of the Company for the three months ended September 30 2013 included on page S-14 of the Preliminary Prospectus. With regard to these ranges, we compared the respective ranges with the corresponding amounts in the Preliminary Financial Statements and found the amounts to be within such ranges.

5.	I have participated in management’s assessment of the effectiveness of the Company’s internal control over financial reporting, based on the criteria established by the Committee of Sponsoring Organizations of the Treadway Commission, from which management has concluded that the Company has maintained effective internal control over financial reporting based on such criteria as of June 30, 2013. I have also participated in management’s evaluation of the effectiveness of the Company’s disclosure controls and procedures. Based upon that evaluation, management has concluded that such disclosure controls and procedures were effective as of June 30, 2013. Management has not disclosed to the Company’s audit committee or auditors, since January 1, 2013, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. I am not aware of any other significant deficiencies identified after such assessment and nothing has come to my attention that would cause me to believe that the Company’s internal control over financial reporting or disclosure controls and procedures do not remain effective as of the date of this certificate.

6.	This certificate is to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the Securities covered by the Preliminary Prospectus.

(Signature Page Follows)

[Schedule II to Underwriting Agreement]

IN WITNESS WHEREOF, I have hereunto signed my name on this [            ] day of October, 2013 in my capacity as Secretary and Treasurer of Gastar Exploration USA, Inc.

Michael A. Gerlich
Secretary and Treasurer
Gastar Exploration USA, Inc.